Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121633) of PlanetOut Inc. of each of our reports dated October 28, 2005 relating to the combined and consolidated financial statements of LPI Media Inc. and Subsidiaries and its Affiliated Company which appear in the Amendment No. 1 to Current Report on Form 8-K/A of PlanetOut Inc. to which this consent is attached as Exhibit 23.1.
/s/ RBZ, LLP
RBZ, LLP
Los Angeles, California
January 18, 2006